Press Release
Media contact:	Investor Contact:
Michael Jacobsen, APR	Maynard Um
+1 330 490-4498	investorrelations@dieboldnixdorf.com
michael.jacobsen@dieboldnixdorf.com
FOR IMMEDIATE RELEASE:
April 30, 2026

Diebold Nixdorf Reports First Quarter Financial Results; Strong Growth in Revenue, Adjusted EBITDA and Adjusted EPS, with Free Cash Flow More Than Tripling Year-over-Year
•Company grew revenue 6% YoY; backlog increased sequentially
•Grew adjusted EBITDA and expanded adjusted EBITDA margin YoY
•Record Q1 free cash flow marks sixth straight quarter of positive cash generation
•Earnings per share grew on a GAAP basis and non-GAAP basis YoY
•Company reaffirms 2026 outlook

NORTH CANTON, Ohio - Diebold Nixdorf (NYSE: DBD), a world leader in transforming the way people bank and shop, today reported its 2026 first quarter financial results.

First Quarter Financial Highlights
•Strong Q1 '26 financial performance, positions the company to achieve full-year objectives
◦Revenue (GAAP) of $891.8 million; revenue (non-GAAP) of $888.2 million
◦Net cash provided from operating activities (GAAP) of $31.7 million; free cash flow (non-GAAP) of $20.7 million
◦Net income (GAAP) of $5.5 million; adjusted EBITDA (non-GAAP) of $99.1 million
◦EPS of $0.14 (GAAP), increasing from $(0.22) in the prior year; or $0.67 per share on an adjusted basis (non-GAAP), increasing from $0.37 in the prior year
•Repurchased shares for approximately $55 million in the first quarter, with approximately $117 million remaining on the company's $200 million share repurchase program
•Fitch Ratings initiated the company at BB- with a stable outlook, highlighting continued progress strengthening the company's financial profile
•Company selected for inclusion in the S&P SmallCap 600® Index, meeting specific liquidity and financial criteria

Management Commentary
Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: “The first quarter was another period of solid execution and continued momentum, reflecting the disciplined operating rhythm we have established across the business. We generated positive free cash flow for the sixth consecutive quarter, maintained our fortress balance sheet and continued investing in service performance and innovation. With momentum across the company and disciplined execution, we remain confident in our outlook and our ability to create long-term shareholder value.”

Key First Quarter Business Highlights
•In Banking, core ATM and Branch Automation Solutions continue to gain traction globally, including a product win for a major cash services provider in Western Europe, large cash recycling projects in several new markets, and a growing pipeline and backlog in India for our Fit-for-Purpose devices
•Retail revenue grew more than 20% year-over-year, with solid progress in North America — including a major electronic point-of-sale refresh project with one of the largest fuel and convenience store chains, and wins with a large pharmacy chain and a regional grocer in the U.S. — and continued, strong activity throughout Europe
•Expanded JN Bank's self-service network across Jamaica with advanced cash recycling, providing a more secure, personalized experience for nearly one million of the bank's customers
•Announced that FOREX, the Nordic region's leader in travel money and foreign exchange, has gone live with the company's Branch Automation Solutions for end-to-end ATM network management

Reaffirming Full-Year 2026 Financial Outlook

Current Guidance
Total Revenue	$3.86B - $3.94B
Adjusted EBITDA[1,2]	$510M - $535M
Free Cash Flow[1,2]	$255M - $270M
Adjusted Earnings Per Share[1,2]	$5.25 - $5.75

1 - See Note 1 below for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets, and Note 2 for adjusted EBITDA and adjusted net income (loss).

2 - With respect to the company’s adjusted EBITDA, free cash flow and adjusted earnings per share outlook for 2026, it is not providing reconciliations to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring and refinancing actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP.

Overview Presentation and Conference Call
More information on Diebold Nixdorf's quarterly earnings is available on its Investor Relations website. Octavio
Marquez, president and chief executive officer, and Tom Timko, executive vice president and chief financial officer, will discuss the company's financial performance during a conference call today, April 30, at 8:30 a.m. ET.
The call and webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf
Diebold Nixdorf, Incorporated (NYSE: DBD) automates, digitizes and transforms the way people bank and shop. As a leading global technology and services partner to many of the world’s top financial institutions and retailers, our integrated solutions connect digital and physical channels for consumers conveniently, securely and efficiently. The company has a presence in more than 100 countries with approximately 20,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

LinkedIn: www.linkedin.com/company/diebold
X: https://x.com/DieboldNixdorf
Facebook: www.facebook.com/DieboldNixdorf
YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information
To supplement our condensed consolidated financial information presented in accordance with GAAP, the Company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, Non-GAAP operating profit margin, adjusted diluted earnings per share, free cash flow (use), net debt, EBITDA, and adjusted EBITDA. The Company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the Company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business operations that, after the purchase of property and equipment and capitalized software development, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, paying dividends, and repurchasing our common shares. For more information, please refer to the section, "Notes for Non-GAAP Measures."

Forward-Looking Statements

This press release may contain statements that are not historical information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company's expected future performance (including expected results of operations), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

The factors that may affect our results include, among others:
•the success of new products and services, including Branch Automation Solutions for banking, cash recycling technology and Vynamic Smart Vision technology;
•ability to successfully execute on our digitally enabled hardware, services and software strategy;
•ability to generate sufficient cash flows to service our indebtedness, fund our operations, make adequate capital investments and return capital to stockholders, including through discretionary share repurchases;
•the ultimate benefits of continuous improvement programs and other cost savings plans;
•the impact of competitive pressures, including pricing and the introduction of new products and services by our competitors, as well as from less traditional competitors;
•risks related to our international operations, including geopolitical instability and wars;
•developments from recent and potential changes to trade policies by the U.S. or other countries, including tariffs;

•the impact of the proliferation of payment options other than cash, which could result in a reduced need for cash in the marketplace and a resulting decline in the usage of ATMs;
•the impact of general economic conditions, cyclicality and uncertainty;
•the impact of increased energy, raw material and labor costs;
•the impact of a cybersecurity incident or operational failure on our business;
•risks related to increasingly stringent laws, regulations and contractual obligations relating to privacy, data protection and information security;
•challenges associated with the use of artificial intelligence in our business and in solutions offered to our customers;
•reliance on suppliers, subcontractors and availability of raw materials and other components;
•reliance on third parties, including to provide security systems and systems integration as well as outsourced business processes and other financial services;
•ability to attract, retain and motivate key employees;
•the impact of additional tax expense or exposures;
•the potential for additional pension liability or expense associated with low investment performance by our pension plan assets;
•success in executing potential acquisitions, investments or partnerships and divestitures;
•the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
•changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of our operations;
•ability to maintain effective internal controls;
•the impact of regulatory and financial risks related to climate change;
•the impact of work stoppages or similar difficulties;
•the impact of an adverse determination that our services, products or manufacturing processes infringe the intellectual property rights of others, or our failure to enforce its intellectual property rights;
•exposure to liabilities under the Foreign Corrupt Practices Act (FCPA) or other worldwide anti-bribery laws;
•the effect of changes in law and regulations or the manner of enforcement in the United States and internationally and our ability to comply with applicable laws and regulations;
•the amount and timing of any repurchases of our common shares; and
•other factors included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2025.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Summary Financial Results (Unaudited)

	Three months ended
	March 31, 2026		March 31, 2025		% Change
($ in millions)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP
Total net sales	$891.8	$888.2	$841.1	$841.1	6.0	5.6
Gross profit	$213.1	$225.5	$202.4	$213.2	5.3	5.8
Gross margin	23.9%	25.4%	24.1%	25.3%	(20) bps	10 bps
Selling and administrative expense	$157.2	$142.3	$151.8	$145.3	3.6	(2.1)
Research, development and engineering expense	$22.1	$22.1	$22.7	$20.3	(2.6)	8.9
Operating profit	$32.7	$60.9	$29.6	$47.9	10.5	27.1
Operating margin	3.7%	6.9%	3.5%	5.7%	20 bps	120 bps

Net income (loss)	$5.5	$21.6	$(7.5)	$3.3	173.3	554.5
Adjusted EBITDA		$99.1		$87.3		13.5

	Three months ended
($ in millions)	March 31, 2026	March 31, 2025	% Change
Net cash provided (used) by operating activities	$31.7	$15.7	101.9
Capital expenditures	(5.6)	(7.9)	29.1
Capitalized software development	(5.4)	(1.7)	(217.6)
Free cash flow (use) (Non-GAAP measure)	$20.7	$6.1	239.3

1 - See Note 1 under Notes for Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sale of assets, net, and impairment of assets and Note 2 for adjusted EBITDA and net income (loss).

Financial Results of Operations and Segments

Revenue Summary by Reportable Segment & Business Line - Unaudited

	Three months ended
	March 31,
($ in millions)	2026	2025	% Change
Banking
Services	$391.1	$382.2	2.3%
Products	233.1	247.3	(5.7)%
Total Banking Revenue	$624.2	$629.5	(0.8)%

Retail
Services	$145.7	$126.3	15.4%
Products	121.9	85.3	42.9%
Total Retail Revenue	$267.6	$211.6	26.5%

Total by Business Line
Services	$536.8	$508.5	5.6%
Products	355.0	332.6	6.7%
Total Revenue	$891.8	$841.1	6.0%

Operating Profit Summary - Unaudited
	Three months ended
	March 31, 2026		March 31, 2025		Change
($ in millions)	GAAP	Non-GAAP[2]	GAAP	Non-GAAP[2]	GAAP		Non-GAAP
Services	$536.8	$533.3	$508.5	$508.5		$28.3		$24.8
Products	355.0	354.9	332.6	332.6	22.4		22.3
Total net sales	$891.8	$888.2	$841.1	$841.1		$50.7		$47.1

Services	$120.7	$132.2	$117.2	$127.7		$3.5		$4.5
Products	92.4	93.3	85.2	85.5	7.2		7.8
Total gross profit	$213.1	$225.5	$202.4	$213.2		$10.7		$12.3

Services	22.5%	24.8%	23.0%	25.1%	(50)	bps	(30)	bps
Products	26.0%	26.3%	25.6%	25.7%	40	bps	60	bps
Total gross margin	23.9%	25.4%	24.1%	25.3%	(20)	bps	10	bps

Selling and administrative expense	$157.2	$142.3	$151.8	$145.3		$5.4		$(3.0)
Research, development and engineering expense	22.1	22.1	22.7	20.3	(0.6)		1.8
Other operating expenses (income)	1.1	0.2	(1.7)	(0.3)	2.8		0.5
Operating expenses, net	$180.4	$164.6	$172.8	$165.3		$7.6		$(0.7)

Operating profit	$32.7	$60.9	$29.6	$47.9	3.1		13.0
Operating margin	3.7%	6.9%	3.5%	5.7%

Adjusted EBITDA		$99.1		$87.3			11.8
Adjusted EBITDA margin		11.2%		10.4%
[2] - See Note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense, gain/loss on sales of assets, net, and impairment of assets.

Gross Margin by Segment - Unaudited (Non-GAAP)
	Three months ended
	March 31, 2026		March 31, 2025
($ in millions)	Banking	Retail	Banking	Retail
Services	$387.6	$145.7	$382.2	$126.3
Products	233.0	121.9	247.3	85.3
Total net sales	$620.6	$267.6	$629.5	$211.6

Services	$91.9	$40.3	$93.3	$34.4
Products	73.1	20.2	68.2	17.3
Total gross profit	$165.0	$60.5	$161.5	$51.7

Services	23.7%	27.7%	24.4%	27.2%
Products	31.4%	16.6%	27.6%	20.3%
Total gross margin	26.6%	22.6%	25.7%	24.4%

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION - UNAUDITED
(in millions)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash, cash equivalents, and restricted cash	$373.6	$387.3
Short-term investments	—	29.1
Trade receivables, net of allowances	597.0	609.4
Inventories	553.1	521.0
Other current assets	276.4	240.0
Total current assets	1,800.1	1,786.8
Property, plant and equipment, net	293.0	286.0
Deferred income taxes	103.3	105.0
Goodwill	632.1	642.4
Customer relationships and other intangible assets, net	764.6	792.4
Other assets	236.8	241.8
Total assets	$3,829.9	$3,854.4

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$482.6	$431.1
Deferred revenue	359.4	325.8
Other current liabilities	562.0	614.6
Total current liabilities	1,404.0	1,371.5

Long-term debt	939.4	938.5
Other liabilities	460.3	439.6

Total Diebold Nixdorf shareholders' equity	1,022.9	1,099.9
Noncontrolling interests	3.3	4.9
Total equity	1,026.2	1,104.8
Total liabilities and equity	$3,829.9	$3,854.4

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
STATEMENT OF EARNINGS (LOSS) - UNAUDITED
(in millions, except per share amounts)

	Three months ended
	March 31, 2026	March 31, 2025
Net sales
Services	$536.8	$508.5
Products	355.0	332.6
Total	891.8	841.1
Cost of sales
Services	416.1	391.3
Products	262.6	247.4
Total	678.7	638.7
Gross profit	213.1	202.4
Gross margin	23.9%	24.1%
Operating expenses
Selling and administrative expense	157.2	151.8
Research, development and engineering expense	22.1	22.7
Other operating expense (income)	1.1	(1.7)
Total	180.4	172.8
Percent of net sales	20.2%	20.5%
Operating profit	32.7	29.6
Operating margin	3.7%	3.5%
Other income (expense)
Interest income	2.9	1.5
Interest expense	(23.3)	(21.5)
Foreign exchange, net	(2.4)	(18.5)
Miscellaneous, net	2.5	1.5
Total other income (expense)	(20.3)	(37.0)
Income (loss) before taxes	12.4	(7.4)
Income tax expense (benefit)	5.7	(2.2)
Equity in loss of unconsolidated subsidiaries, net	(1.2)	(2.3)
Net income (loss)	5.5	(7.5)
Net income attributable to noncontrolling interests	0.5	0.8
Net income (loss) attributable to Diebold Nixdorf	$5.0	$(8.3)

Basic weighted-average shares outstanding	35.1	37.6
Diluted weighted-average shares outstanding	35.7	37.6

Net income (loss) attributable to Diebold Nixdorf
Basic earnings (loss) per share	$0.14	$(0.22)
Diluted earnings (loss) per share	$0.14	$(0.22)

DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED (in millions)

	Three months ended
	March 31, 2026	March 31, 2025
Cash flow from operating activities
Net income (loss)	$5.5	$(7.5)
Adjustments to reconcile net income (loss) to cash flow provided (used) by operating activities:
Depreciation and amortization	31.4	33.9
Amortization of deferred financing costs into interest expense	1.7	1.5
Share-based compensation	3.2	3.0
Deferred income taxes	1.3	(2.0)
(Gain) loss on foreign currency translation	(0.6)	17.3
Other	1.4	(1.4)
Changes in certain assets and liabilities:
Trade receivables	3.8	0.4
Inventories	(38.7)	(4.8)
Accounts payable	59.0	(23.5)
Deferred revenue	61.0	55.2
Certain other assets and liabilities	(97.3)	(56.4)
Net cash provided by operating activities	31.7	15.7
Cash flow from investing activities
Capital expenditures	(5.6)	(7.9)
Capitalized software development	(5.4)	(1.7)
Net short-term investment activity	29.1	9.6
Other investments	2.1	—
Net cash provided by investing activities	20.2	—
Cash flow from financing activities
Dividends paid to noncontrolling interest shareholder	—	(2.0)
Treasury share activity	(60.4)	(9.6)
Other	(1.8)	(1.2)
Net cash used by financing activities	(62.2)	(12.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.4)	6.0
Change in cash, cash equivalents and restricted cash	(13.7)	8.9
Cash, cash equivalents and restricted cash at the beginning of the period	387.3	311.3
Cash, cash equivalents and restricted cash at the end of the period	$373.6	$320.2

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

Note 1. Profit and loss summary ($ in millions):

Three months ended March 31, 2026 compared to three months ended March 31, 2025.

	Three months ended March 31, 2026
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$536.8	$355.0	$891.8	$416.1	$262.6	$678.7	$213.1	23.9%	$157.2	$22.1	$1.1	$32.7	3.7%
Restructuring and other savings initiative expenses	—	—	—	(11.5)	(0.6)	(12.1)	12.1		(11.9)	—	—	24.0
Non-core APMEA entity activity	(3.5)	(0.1)	(3.6)	(3.5)	(0.4)	(3.9)	0.3		(0.9)	—	—	1.2
Non-core APMEA entity impairment	—	—	—	—	—	—	—		—	—	(5.5)	5.5
Other	—	—	—	—	—	—	—		(2.1)	—	4.6	(2.5)
Non-GAAP Adjusted results	$533.3	$354.9	$888.2	$401.1	$261.6	$662.7	$225.5	25.4%	$142.3	$22.1	$0.2	$60.9	6.9%

	Three months ended March 31, 2025
	Service Sales	Product Sales	Net Sales	COS - service	COS -product	COS	Gross Profit	% of Sales	Selling, G&A	R, D & E	Other OPEX	OP	% of Sales
GAAP	$508.5	$332.6	$841.1	$391.3	$247.4	$638.7	$202.4	24.1%	$151.8	$22.7	$(1.7)	$29.6	3.5%
Restructuring and other savings initiative expenses	—	—	—	(10.5)	(0.3)	(10.8)	10.8		(6.8)	(2.4)	—	20.0
Other	—	—	—	—	—	—	—		0.3	—	1.4	(1.7)
Non-GAAP Adjusted results	$508.5	$332.6	$841.1	$380.8	$247.1	$627.9	$213.2	25.3%	$145.3	$20.3	$(0.3)	$47.9	5.7%

	Three months ended
	March 31, 2026			March 31, 2025
	Services	Products	Total	Services	Products	Total
Gross Profit	$120.7	$92.4	$213.1	$117.2	$85.2	$202.4
Restructuring and other savings initiative expenses	11.5	0.6	12.1	10.5	0.3	10.8
Non-core APMEA entity	—	0.3	0.3	—	—	—
Non-GAAP Adjusted Gross Profit	$132.2	$93.3	$225.5	$127.7	$85.5	$213.2
Non-GAAP Adjusted Gross Margin	24.8%	26.3%	25.4%	25.1%	25.7%	25.3%

	Three months ended March 31, 2026				Three months ended March 31, 2025
	GAAP	Restructuring and other savings initiative expenses	Non-Core APMEA and other	Non-GAAP	GAAP	Restructuring and other savings initiative expenses	Non-Core APMEA and other	Non-GAAP
Banking
Services net sales	$391.1	—	(3.5)	$387.6	$382.2	—	—	$382.2
Product net sales	233.1	—	(0.1)	233.0	247.3	—	—	247.3
Total Banking net sales	$624.2	—	(3.6)	$620.6	$629.5	—	—	$629.5
Services cost of sales	$304.6	(5.4)	(3.5)	$295.7	$292.5	(3.6)	—	$288.9
Product cost of sales	160.9	(0.6)	(0.4)	159.9	179.4	(0.3)	—	179.1
Total Banking cost of sales	$465.5	(6.0)	(3.9)	$455.6	$471.9	(3.9)	—	$468.0
Services gross profit	$86.5	5.4	—	$91.9	$89.7	3.6	—	$93.3
Product gross profit	72.2	0.6	0.3	73.1	67.9	0.3	—	68.2
Total Banking gross profit	$158.7	6.0	0.3	$165.0	$157.6	3.9	—	$161.5
Services gross margin	22.1%			23.7%	23.5%			24.4%
Product gross margin	31.0%			31.4%	27.5%			27.6%
Total Banking gross margin	25.4%			26.6%	25.0%			25.7%

Retail
Services net sales	$145.7	—	—	$145.7	$126.3	—	—	$126.3
Product net sales	121.9	—	—	121.9	85.3	—	—	85.3
Total Retail net sales	$267.6	—	—	$267.6	$211.6	—	—	$211.6
Services cost of sales	$111.5	—	(6.1)	$105.4	$98.8	(6.9)	—	$91.9
Product cost of sales	101.7	—	—	101.7	68.0	—	—	68.0
Total Retail cost of sales	$213.2	—	(6.1)	$207.1	$166.8	(6.9)	—	$159.9
Services gross profit	$34.2	—	6.1	$40.3	$27.5	6.9	—	$34.4
Product gross profit	20.2	—	—	20.2	17.3	—	—	17.3
Total Retail gross profit	$54.4	—	6.1	$60.5	$44.8	6.9	—	$51.7
Services gross margin	23.5%			27.7%	21.8%			27.2%
Product gross margin	16.6%			16.6%	20.3%			20.3%
Total Retail gross margin	20.3%			22.6%	21.2%			24.4%

Note 2. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Three months ended
	March 31, 2026	March 31, 2025
Net income (loss)	$5.5	$(7.5)
Income tax expense	5.7	(2.2)
Interest income	(2.9)	(1.5)
Interest expense	23.3	21.5
Depreciation and amortization	32.5	34.9
EBITDA	64.1	45.2
Share-based compensation	3.2	3.0
Restructuring and other savings initiative expenses	24.0	20.0
Non-core APMEA entity(1)	6.7	—
Foreign exchange loss (gain), net	2.4	18.5
Equity in loss of unconsolidated subsidiaries, net	1.2	2.3
Non-routine (income) expense, net	(2.5)	(1.7)
Adjusted EBITDA	$99.1	$87.3
Adjusted EBITDA as a % of revenue	11.2%	10.4%
(1) In Q1 2026, the Company began to wind down operations of a non-core APMEA business, which is expected to be completed by the end of 2026. Total net sales for this non-core APMEA entity accounted for 0.4% and 0.4% of total consolidated revenue and contributed a loss to EBITDA of ~(1.2%) and ~(1.0%) of total consolidated EBITDA for the three months ended March 31, 2026 and 2025, respectively. Excluding net sales and EBITDA of the non-core APMEA business, revenue increased (decreased) by 6.1% and (6.6)%, and EBITDA increased (decreased) by 12.8% and (14.9)% for the three months ended March 31, 2026 and 2025, respectively.

The company defines EBITDA as net income (loss) excluding income tax benefit (expense), net interest expense, and depreciation and amortization expense. Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, foreign exchange loss (gain), net, equity in earnings (loss) of unconsolidated subsidiaries, net, restructuring and other savings initiative expenses, wind down of a non-core APMEA business operation, and other non-routine (income) expenses, net as outlined in Note 1 of the Non-GAAP measures.

Deferred financing fee amortization is included in interest expense; as a result, the company has excluded such fees from the depreciation and amortization caption. Depreciation and amortization includes $1.1 and $1.0 for the three months ended March 31, 2026 and 2025, respectively, of amortization of cloud-based software implementation which represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included in selling and administrative expenses.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

Note 3. Net debt is calculated as follows ($ in millions):

	March 31, 2026	December 31, 2025	March 31, 2025
Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$373.6	$416.4	$328.3
Debt instruments	(969.9)	(970.7)	(966.0)
Net debt (Non-GAAP measure)	$(596.3)	$(554.3)	$(637.7)

We believe that cash, cash equivalents, restricted cash, and short-term investments on the balance sheet that net cash against outstanding debt, presented as net debt above, is a meaningful measure.

Note 4. Reconciliation of GAAP net income (loss) attributable to Diebold Nixdorf, Incorporated to adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated:

	Three months ended
	March 31, 2026		March 31, 2025
($ in millions, except per share data)	$	EPS[3]	$	EPS[3]
Net income (loss)	$5.5	$0.15	$(7.5)	$(0.20)
Net income attributable to noncontrolling interests	0.5	0.01	0.8	0.02
Net income (loss) attributable to Diebold Nixdorf	$5.0	$0.14	$(8.3)	$(0.22)
Restructuring and other savings initiative expenses	24.0	0.67	20.0	0.53
Non-core APMEA entity	6.7	0.19	—	—
Other	(2.5)	(0.07)	(1.7)	(0.05)
Tax impact of Non-GAAP adjustments	(12.1)	(0.34)	(7.5)	(0.20)
Total adjusted net income (Non-GAAP measure)	$21.6	$0.61	$3.3	$0.09
Net income attributable to noncontrolling interests	0.5	0.01	0.8	0.02
Total adjusted net income attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$21.1	$0.60	$2.5	$0.07
Foreign exchange loss (gain), net[4]	2.4	0.07	18.5	0.49
Tax impact of foreign exchange gain (loss)	—	—	(7.2)	(0.19)
Total adjusted net income attributable to Diebold Nixdorf, Incorporated excluding foreign exchange loss (gain), net (Non-GAAP measure)	$23.5	$0.67	$13.8	$0.37
3 - Calculated using company diluted weighted average shares over the period. Subtotal differences may occur due to rounding.
4 - The foreign exchange (loss) gain, net is primarily driven by non-dollar intercompany loans (BRL and EUR) on USD functional entities which have generated non-cash unrealized losses due to a weakening dollar and did not impact core operations.

PR_26-4209